SCHEDULE A

                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

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NAME OF FUND                         SHARE CLASS                  MAXIMUM ANNUAL            INITIAL TERM
                                                            OPERATING EXPENSE LIMIT           END DATE
------------------------------------------------------------------------------------------------------------------------------------
Thomson Horstmann & Bryant
MicroCap Fund                       Institutional                     1.25%                March 29, 2012
------------------------------------------------------------------------------------------------------------------------------------
Thomson Horstmann & Bryant
MicroCap Fund                       Investor                          1.25%                March 29, 2012
------------------------------------------------------------------------------------------------------------------------------------
Thomson Horstmann & Bryant
Small Cap Value Fund                Institutional                     1.00%                February 28, 2015
------------------------------------------------------------------------------------------------------------------------------------
Thomson Horstmann & Bryant
Small Cap Value Fund                Investor                          1.00%                February 28, 2015
------------------------------------------------------------------------------------------------------------------------------------

























Amended: August 13, 2013